Exhibit 10.4

The indebtedness and securities evidenced hereby are subordinated in accordance with and subject to the terms of that certain Subordination Agreement (as amended, restated, supplemented or modified from time to time, the “Subordination Agreement”), dated as of January 25, 2017, by and among Jackson Investment Group, LLC, a Georgia limited liability company, (“Subordinated Lender”), Staffing 360 Solutions, Inc., a Nevada corporation (“Parent”), certain of the Parent’s subsidiaries party thereto and MidCap Funding X Trust, in its capacity as agent (together with its affiliates and their respective successors and assigns, “Senior Agent”) for the Senior Lenders (as defined in the Subordination Agreement), and each holder and transferee of this instrument or agreement, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

Execution Version

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made and entered into as of January 25, 2017, by and among STAFFING 360 SOLUTIONS, INC., a Nevada corporation (the “Issuer”), FARO RECRUITMENT AMERICA, INC., a New York corporation (“Faro”), MONROE STAFFING SERVICES, LLC, a Delaware limited liability company (“Monroe”), PEOPLESERVE, INC., a Massachusetts corporation (“PSI”), PEOPLESERVE PRS, INC., a Massachusetts corporation (“PRS”), LIGHTHOUSE PLACEMENT SERVICES, INC., a Massachusetts corporation (“Lighthouse” and together with the Issuer, Faro, Monroe, PSI and PRS, collectively, the “Pledgors”) in favor of JACKSON INVESTMENT GROUP, LLC, as the secured party (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, pursuant to and subject to the terms and conditions of that certain Note and Warrant Purchase Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Purchase Agreement) by and among the Pledgors, certain other subsidiaries of the Issuer and the Secured Party, the Issuer will issue and sell a Subordinated Secured Promissory Note, dated as of the date hereof in the principal amount of $7,400,000 (together with any other notes issued in substitution or replacement thereof, and as may be amended, restated, supplemented or otherwise modified from time to time, the “Note”) and a Warrant to purchase shares of the Issuer’s Common Stock (“Warrant”) to the Secured Party in exchange for $7,400,000 in aggregate purchase price consideration paid by the Secured Party to the Issuer;

WHEREAS, each of the direct and indirect subsidiaries of the Issuer will derive substantial direct and indirect benefits from the transactions contemplated by the Purchase Agreement including the funding of the Advance by the Secured Party to the Issuer and have therefore guaranteed all of the obligations of the Issuer to the Secured Party under the Purchase Agreement and the other Note Documents;

WHEREAS, as a condition to the effectiveness of the Purchase Agreement and the Secured Party’s obligation to purchase the Note and make the Advance specified therein, the Pledgors are required to execute and deliver this Agreement for the benefit of the Secured Party to secure all of the Secured Obligations (as defined below); and

WHEREAS, Pledgors own a certain percentage of all of the outstanding membership interests, partnership interests or shares of stock of the respective subsidiaries of the Pledgors, as indicated on Schedule I attached hereto and incorporated herein by this reference (each such subsidiary is referred to herein as a “Pledged Entity” and, collectively, the “Pledged Entities”).

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Pledgor hereby agrees in favor of Secured Party as follows:

1. SECURITY FOR OBLIGATIONS, ETC.

This Agreement is for the benefit of Secured Party and is security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise of the following obligations of the Pledgors, whether presently existing or hereafter incurred or arising: (i) in the case of the Pledgors, all of the Obligations (as such term is defined in the Purchase Agreement), (ii) in the case of each Pledgor (other than the Issuer), all obligations of such Pledgor in respect of its guarantee set forth in Article 4 of the Purchase Agreement,  and (iii) all reasonable, documented out-of-pocket costs and expenses incurred in connection with the enforcement and collection of the obligations described in the immediately preceding clause (i) and (ii), and the enforcement of this Agreement, the Purchase Agreement, the Note and the other Note Documents (as such term is defined in the Purchase Agreement against the Pledgor), including but not limited to the reasonable, documented out-of-pocket fees, charges and disbursements of counsel to the Secured Party (all such obligations described in the foregoing clauses (i), (ii) and (iii) are referred to herein collectively as the “Secured Obligations”).

2. PLEDGED INTERESTS.

2.1. Pledged Interests.  As used herein, the term “Pledged Interests” shall mean any and all shares of the outstanding membership interests, limited partnership interests, capital stock or other equity interests (as the case may be) of the Pledged Entities that Pledgors may now or hereafter own, control or hold, which shares and interests as of this date are described on Schedule I attached hereto.

2.2. Pledgor’s Representations and Warranties.  Each Pledgor represents and warrants to Secured Party that, on the date hereof, (a) the Pledged Interests owned by Pledgor are shown on Schedule I attached hereto, (b) Pledgor is the holder of record and beneficial owner of such Pledged Interests, (c) such Pledged Interests constitute the percentage of the issued and outstanding membership interests, limited partnership interests, capital stock or other equity interests of the Pledged Entities shown on Schedule I, (d) in the case of such Pledged Interests that constitute membership interests or limited partnership interests, such Pledged Interests are not represented by certificates, but each such interest constitutes a “security” within the meaning of Article 8 of the Code, and (e) each Pledgor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens except as expressly permitted under the Purchase Agreement.

3. PLEDGE OF SECURITIES; ETC.

3.1. Pledge.  Subject to the terms and conditions hereof, and in order to secure the Secured Obligations, each Pledgor hereby pledges to Secured Party for its benefit all of its rights, titles and interests in and to the Pledged Interests, together with (i) subject to the rights of Pledgor set forth in Section 5, all dividends and distributions (whether in cash, shares, warrants, options, or other interests or securities), cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests, and (ii) all cash and non-cash proceeds of the foregoing, and each Pledgor hereby grants to Secured Party a present and continuing security interest in, and hereby assigns, transfers, interests, hypothecates and sets over to Secured Party, all of such Pledgor’s rights, titles and interests in and to the Pledged Interests (and in and to any certificates or instruments evidencing the items described in clauses (i) and (ii) above) to be held by Secured Party, upon the terms and conditions set forth in this Agreement.  In the event that any of the Pledged Interests are hereafter represented by certificates, the applicable Pledgor shall give Secured Party prompt written notice thereof and shall deliver to Secured Party any and all certificates representing the Pledged Interests accompanied by undated transfer powers duly executed in blank by such Pledgor and any and all certificates and instruments evidencing the items described in clauses (i) and (ii) above promptly upon such Pledgor’s receipt thereof.

3.2. Definition of Pledged Securities and Collateral.  The Pledged Interests and all items described in clause (i) of Section 3.1 are hereinafter collectively called the “Pledged Securities”,  and the Pledged Securities, together with all other securities and moneys received and at the time held by Secured Party hereunder and any cash or non-cash proceeds of any of the foregoing are hereinafter collectively called the “Collateral”.

4. VOTING; ETC.  Unless an Event of Default (as defined below) has occurred and is continuing and Secured Party has elected to exercise any of its rights and remedies under Section 6, Pledgors shall be entitled to vote any and all of the Pledged Securities and to give consents, waivers or ratifications in respect thereof; provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement or the Purchase Agreement.  All such rights of Pledgors to vote and to give consents, waivers and ratifications shall cease upon receipt of notice from Secured Party during the continuance of any Event of Default (as defined below) that Secured Party has elected to exercise its rights and remedies under Section 6 below.

5. DIVIDENDS AND OTHER DISTRIBUTIONS.

5.1. Rights of Secured Party and Pledgor Prior to Event of Default.  Unless an Event of Default (as defined below) shall have occurred and be continuing or be caused thereby, all cash dividends or distributions payable in respect of the Pledged Securities shall be paid to Pledgors as their interests may appear, which cash dividends or distributions shall no longer be part of the Collateral.  Secured Party shall be entitled to receive directly, and to retain as part of the Collateral:

(a) all other or additional interests, shares, or other securities paid or distributed by way of dividend or otherwise in respect of any of the Pledged Securities;

(b) all other or additional interests, shares, or other securities paid or distributed in respect of any of the Pledged Securities by way of stock-split, reclassification, combination of shares or similar rearrangement; and

(c) all other or additional shares, interests, or other securities which may be paid in respect of any of the Pledged Securities by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar reorganization provided such consolidation.

5.2. Additional Interests or Shares.  Each Pledgor agrees and covenants that, unless Secured Party consents otherwise in writing, it will cause the Pledged Entities not to issue any shares of any class of such Pledged Entity’s membership interests, limited partnership interests, capital stock or other equity interests to Pledgor in addition to or in substitution for any of the Pledged Interests, except any such membership interests, limited partnership interests, capital stock or other equity interests pledged to Secured Party pursuant to this Agreement.  Any additional membership interests, limited partnership interests, shares of capital stock or other equity interests of any class of any Pledged Entity which may be hereafter acquired by any Pledgor shall automatically become part of the Pledged Interests covered hereby and such Pledgor shall promptly deliver to Secured Party any and all certificates evidencing the same accompanied by undated stock powers duly executed in blank by such Pledgor.

6. EVENTS OF DEFAULT.

6.1. Definition of Events of Default.  Any of the following specified events shall constitute an “Event of Default” under this Agreement:

(a) the occurrence of any Event of Default (as such term is defined in any of the Purchase Agreement);

(b) any representation, warranty or statement made or deemed to be made by any Pledgor under or in connection with this Agreement shall have been false or misleading in any material respect when made or deemed to be made; or

(c) any Pledgor shall fail to observe or perform any covenant or agreement set forth in this Agreement.

6.2. Remedies.  In case an Event of Default shall have occurred and be continuing, Secured Party shall be entitled to exercise all of the rights, powers and remedies (whether vested in Secured Party by this Agreement, any other Note Document or by law and including, without limitation, all rights and remedies of a secured party under the Code (as defined below) for the protection and enforcement of its rights in respect of the Collateral), and Secured Party shall be entitled, without limitation, to exercise the following rights:

(a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 5 to any of the Pledgors and to enforce the payment of the Pledged Securities and to exercise any and all of the rights, powers, and remedies of any Pledgor thereunder;

(b) subject only to applicable law, upon foreclosure or otherwise to the extent permitted under Applicable Law to transfer all or any part of the Collateral into Secured Party’s name or the name of its nominee or nominees;

(c) subject only to applicable law, after delivery of notice as provided in Section 4, to vote all or any part of the Collateral (whether or not transferred into the name of Secured Party) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though Secured Party was the outright owner thereof;

(d) subject only to applicable law, at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral in one or more parcels, or any interest therein, at any public or private sale at any exchange, broker’s board or at any of Secured Party’s offices or elsewhere, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby expressly and irrevocably waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as Secured Party in its reasonable discretion may determine.  Each Pledgor agrees that to the extent that notice of sale shall be required by any applicable law that ten (10) days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder.  At any such sale, unless prohibited by applicable law, Secured Party may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption.  Secured Party shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto;

(e) to settle, adjust, compromise and arrange all accounts, controversies, questions, claims and demands whatsoever in relation to all or any part of the Collateral;

(f) to execute all contracts, agreements, documents and instruments to bring, defend and abandon all such actions, suits and proceedings and to take all other actions in relation to all or any part of the Collateral as Secured Party in their reasonable discretion may determine;

(g) to appoint managers, agents, officers and servants for any of the purposes mentioned in the foregoing provisions of this Section 6.2 and to dismiss the same, all as Secured Party in their reasonable discretion may determine;

(h) generally, to take all such other action as Secured Party reasonably may determine as incidental or conducive to any of the matters or powers mentioned in the foregoing provisions of this Section 6.2 and which Secured Party may or can do lawfully and to use the name of any Pledgor for the purposes aforesaid and in any proceedings arising therefrom.

For purposes of this Agreement, “Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

7. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of Secured Party provided for in this Agreement, in any Purchase Agreement or in any other Note Document or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.  The exercise or beginning of the exercise by Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement, in the Purchase Agreement or any other Note Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof.

8. APPLICATION OF PROCEEDS.  All moneys collected by Secured Party upon any sale, collection or other disposition of any of the Collateral, together with all other moneys received by Secured Party hereunder, shall be applied as follows:

First, to the payment of the costs and expenses of such sale, collection or other realization, including, without limitation, reasonable attorneys’ fees and all other reasonable expenses, liabilities and advances made or incurred by Secured Party in connection therewith;

Second, to the payment of the Secured Obligations then due in such order as Secured Party may elect; and

Third, after payment in full of all Secured Obligations then due, to Pledgors as their interests may appear or to their successors or permitted assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct any surplus then remaining from such proceeds.

Each Pledgor shall remain liable to the Secured Party for any deficiency owing on the Secured Obligations after the application of the proceeds of the Collateral as provided above.

9. PURCHASERS OF COLLATERAL.  Upon any sale of any of the Collateral hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of Secured Party or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Secured Party or such officer or be answerable in any way for the misapplication or nonapplication thereof.

10. FURTHER ASSURANCES.  Each Pledgor agrees that Pledgor will do such acts and things and promptly execute and deliver (and cause the Pledged Entities to promptly execute and deliver) to Secured Party such financing statements or additional conveyances, assignments, agreements and instruments as Secured Party may reasonably require to perfect and maintain the perfection of Secured Party’s Liens hereunder in the Collateral and to otherwise carry into effect the purposes of this Agreement or to further assure and confirm unto Secured Party its rights, powers and remedies hereunder.  Without limiting the generality of the foregoing, each Pledgor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office any Uniform Commercial Code financing statements and amendments thereto (or equivalents thereof in any foreign countries) that indicate the Collateral and contain any other information required for the sufficiency or filing office acceptance of any financing statement or amendment (or equivalents thereof in any foreign countries), including whether Pledgor is an organization, the type of organization and any organization identification number issued to Pledgor.

11. STANDARD OF CARE.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

12. REPRESENTATIONS AND WARRANTIES.  Each Pledgor hereby represents and warrants that: (i) it is the legal record and beneficial owner of, and has good and marketable title to, the Pledged Interests described in Section 2 hereof, subject to no Lien whatsoever (other than Liens in favor of Secured Party), (ii) Pledgor has full power, authority and legal right to pledge all the Pledged Securities and the other Collateral pursuant to this Agreement, (iii) the delivery of possession of the pledged certificates with indorsements in blank to Secured Party (in the case of any certificated Pledged Interests) and the filing of any appropriate financing statements (or equivalents thereof in any foreign countries), no consent of any other party (including, without limitation, any other creditor of Pledgor) and no order, consent, license, permit, approval, validation or authorization of, exemption by, notice to or registration, recording, filing or declaration with, any governmental or public body or authority is required to be obtained by Pledgor in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby, including, without limitation, the exercise by Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except, in each instance, as may be required in connection with the disposition of the Pledged Securities by laws affecting the offering and sale of securities generally and the healthcare laws and regulations of the United States and the states in which the Pledged Entities conduct business), (iv) all of the Pledged Interests have been duly and validly issued, are fully paid and, where applicable, nonassessable, and (v) the delivery of possession of the pledged certificates with indorsements in blank to Secured Party and the filing of any appropriate financing statements (or equivalents thereof in any foreign countries), the pledge and delivery of the Pledged Securities pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Securities, and the proceeds thereof, which security interest is not subject to any prior Lien or any agreement purporting to grant to any third party a Lien on the property or assets of Pledgor which would include the Pledged Securities.

13. COVENANTS OF PLEDGORS.  Each Pledgor covenants and agrees that (i) without the prior written consent of Secured Party, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Collateral or grant a Lien in the Collateral, unless otherwise expressly permitted by the Purchase Agreement; (ii) Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Secured Party from time to time may request in order to ensure to Secured Party the benefits of the Liens in and to the Collateral intended to be created by this Agreement, including the filing of any necessary Code financing statements (or equivalents thereof in any foreign countries), which may be filed by Secured Party with or (to the extent permitted by law) without the signature of Pledgor, and will cooperate with Secured Party, at Pledgor’s expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Collateral; (iii) Pledgor has and will defend the title to the Collateral and the Liens of Secured Party in the Collateral against the claim of any Person and will maintain and preserve such Liens; (iv) Pledgor will assist the Pledged Entities in defending Secured Party’s right, title and security interest in and to the Pledged Securities and the proceeds thereof against the claims and demands of all persons whomsoever; (v) Pledgor will have like title to and right to pledge any other property at any time hereafter pledged to Secured Party as Collateral hereunder and will likewise defend the right thereto and security interest therein of Secured Party; and (vi) Pledgor will not, with respect to any Collateral, without the prior written consent of Secured Party enter into any shareholder agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies or any other similar agreements or instruments except to the extent permitted under the Purchase Agreement.

14. NOTICES, ETC.  All notices and other communications hereunder to Secured Party or to any Pledgor shall be given in the manner and to the addresses specified in Section 10.1 of the Purchase Agreement.

15. POWER OF ATTORNEY. Each Pledgor hereby absolutely and irrevocably constitutes and appoints Secured Party to be Pledgor’s true and lawful agent and attorney-in-fact, effective upon the occurrence and during the continuation of an Event of Default, with full power of substitution, in the name of Pledgor:  (a) to execute and do all such assurances, acts and things which Pledgor ought to do but has failed to do under the covenants and provisions contained in this Agreement; (b) to take any and all such action as Secured Party may, in their reasonable discretion, determine as necessary for the purpose of maintaining, preserving or protecting the security constituted by this Agreement or any of the rights, remedies, powers or privileges of Secured Party under this Agreement; and (c) generally, in the name of Pledgor exercise all or any of the powers, authorities, and discretions conferred on or reserved to Secured Party by or pursuant to this Agreement, and (without prejudice to the generality of any of the foregoing) to seal and deliver or otherwise perfect any instrument or document of conveyance, agreement, or act as Secured Party reasonably may deem proper in or for the purpose of exercising any of such powers, authorities or discretions.  Pledgor hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever lawful acts Secured Party shall do or purport to do in the exercise of the power of attorney granted to Secured Party by Pledgor pursuant to this Section, which power of attorney, being given for security, is irrevocable.

16. Lien Absolute.  All rights of Secured Party hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any of the Purchase Agreement, any other Note Documents or any other agreement or instrument governing or evidencing any Secured Obligations;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Purchase Agreement, any other Note Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d) the insolvency of any Pledgor or any subsidiary thereof; or

(e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

17. TERMINATION.  This Agreement and all security interests and other liens granted or conveyed hereunder shall remain in full force and effect and shall be irrevocable until the time at which all of the Secured Obligations (other than contingent indemnification obligations so long as no claim or demand for indemnification then exists or has then been made) have been indefeasibly paid in full, at which time this Agreement and all such security interests and other liens will terminate, subject to reinstatement as provided below.  Each Pledgor hereby waives any right such Pledgor may have upon payment in full of the Secured Obligations to require Secured Party to terminate its security interest in the Collateral or any financing statement relating thereto until this Agreement is terminated in accordance with the foregoing terms. Effective upon the consummation of a disposition of any Collateral to any Person (other than the Pledgors) to the extent such disposition is expressly permitted under the Purchase Agreement and the application of proceeds thereof in conformity with the provisions of this Agreement and the Purchase Agreement, the security interest granted under the Transactions Documents in such Collateral (but not any of the proceeds thereof) so disposed of will terminate and the Secured Party shall, upon Issuer’s request and at Issuer’s sole cost and expense, promptly deliver such releases as may be appropriate to give public notice of such release, provided, however, the security interest granted under the Note Documents in all remaining Collateral will remain in full force and effect.  Each Pledgor agrees that, if any payment made by any Pledgor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by Secured Party to such Pledgor, its estate, trustee, receiver or any other party, including any Pledgor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.  If any lien or other Collateral securing such Pledgor’s liability shall have been released or terminated by virtue of this Agreement, such lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Pledgor in respect of any lien or other Collateral securing such obligation or the amount of such payment.

18. MISCELLANEOUS.  This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the respective heirs, legal representatives, successors and assigns of Pledgors and shall inure to the benefit of and be enforceable by Secured Party and its successors and assigns; provided, however that no Pledgor shall assign any of its rights, duties or obligations hereunder to any Person without the prior written consent of Secured Party.  The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.  Each Pledgor waives acceptance and notice of acceptance of this Agreement by Secured Party.  Time is of the essence of this Agreement.  This Agreement may not be amended or modified except by a written instrument signed by each of the parties hereto.  On and after the effective time of the consummation of the Reincorporation, all references herein to the “Issuer” shall be deemed to refer to Staffing 360 Solutions, Inc., a Delaware corporation, as successor by merger to the Issuer.

19. GOVERNING LAW; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL.  This Agreement, including all matters of construction, validity, enforcement and interpretation, shall be governed by, and construed in accordance with, the laws of the State of NEW YORK, without regard to conflicts of laws principles, and any applicable laws of the United States.  THE TERMS OF SECTIONS 10.6, 10.12 AND 10.13 OF THE PURCHASE AGREEMENT WITH RESPECT TO GOVERNING LAW, consent to service of process AND WAIVER OF JURY TRIAL ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE PARTIES HERETO AGREE TO SUCH TERMS.

20. ENTIRE AGREEMENT.  This Agreement, together with all instruments, certificates and documents executed or delivered by the parties in connection herewith or with reference hereto, embodies the entire understanding and agreement between the parties hereto with respect to the Collateral and supersedes all prior agreements, understandings and inducements, whether express or implied, or oral or written.

21. MidCap Intercreditor Agreement; Possession and Control of Collateral.

(a) Notwithstanding anything herein to the contrary, the priority of the liens granted to the Secured Party pursuant to this Agreement and the exercise of the rights and remedies of the Secured Party hereunder and under any other Note Document, are subject to the provisions of the MidCap Intercreditor Agreement.  In the event of any conflict between the terms of the MidCap Intercreditor Agreement and this Agreement or any other Note Document, the terms of the MidCap Intercreditor Agreement shall govern and control.  Notwithstanding anything to the contrary herein, the Secured Party acknowledges and agrees that no Pledgor shall be required to take or refrain from taking any action at the request of the Secured Party with respect to the Collateral if such action or inaction would violate the express terms of the MidCap Intercreditor Agreement.

(b) Subject to (but without limiting) the foregoing, at any time prior to the discharge of the Senior Loans (as defined in the MidCap Intercreditor Agreement), any provision hereof requiring Pledgors to deliver possession of any Collateral (as defined in the MidCap Intercreditor Agreement) to the Secured Party or its representatives, or to cause the Secured Party or its representatives to control any Collateral (as defined in the MidCap Intercreditor Agreement), shall be deemed to have been complied with if and for so long as the Agent (as defined in the MidCap Intercreditor Agreement) shall have such possession or control for the benefit of the Secured Party and as bailee or sub-agent of the Secured Party as provided in the MidCap Intercreditor Agreement

(c) Furthermore, at all times prior to the discharge of the Senior Loans (as defined in the MidCap Intercreditor Agreement), the Secured Party is authorized by the Pledgors to effect transfers of possessory Collateral (as defined in the MidCap Intercreditor Agreement) at any time in its possession (and to execute any "control" or similar agreements with respect thereto and deliver the same to) the Agent (as defined in the MidCap Intercreditor Agreement) for purposes of perfection.

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IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the date first written above.

PLEDGORS:

STAFFING 360 SOLUTIONS, INC.		FARO RECRUITMENT AMERICA, INC.

By:	/s/ Brendan Flood	By:	/s/ Brendan Flood
Name:	Brendan Flood	Name:	Brendan Flood
Title:	Executive Chairman	Title:	Executive Chairman

MONROE STAFFING SERVICES, LLC		PEOPLESERVE, INC.

By:	/s/ Brendan Flood	By:	/s/ Brendan Flood
Name:	Brendan Flood	Name:	Brendan Flood
Title:	Executive Chairman	Title:	Executive Chairman

PEOPLESERVE PRS, INC.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Executive Chairman

LIGHTHOUSE PLACEMENT SERVICES, INC.

By:	/s/ David Faiman
Name:	David Faiman
Title:	Secretary and Treasurer

SECURED PARTY:
JACKSON INVESTMENT GROUP, LLC

By:	/s/ Douglas B. Kline
Name:	Douglas B. Kline
Title:	Chief Financial Officer

SCHEDULE I

Pledged Interests

Pledged Interests of Pledgors:

Issuer	Certificate No.	Number of Shares Pledged	No. of Issued and Outstanding Shares of Issuer	Percentage of Such Class or Type	Pledgor
Faro Recruitment America, Inc.	Uncertificated	10	10	100%	Staffing 360 Solutions, Inc.
Monroe Staffing Services, LLC	Uncertificated	Uncertificated	Uncertificated	100%	Faro Recruitment America, Inc.
Staffing 360 Solutions Limited	N/A	1,129,872 (value GBP £1,129.87)	1,129,872 (value GBP £1,129.87)	100%	Staffing 360 Solutions, Inc.
Longbridge Recruitment 360 Limited	N/A	495,711 (value GBP £495,711)	495,711 (value GBP £495,711)	100%	Staffing 360 Solutions Limited
The JM Group (IT Recruitment) Limited	N/A	2 (value GBP £2.00)	2 (value GBP £2.00)	100%	Longbridge Recruitment 360 Limited
PeopleSERVE, Inc.	#2	100	100	100%	Staffing 360 Solutions, Inc.
PeopleSERVE PRS, Inc.	#4	1,000	1,000	100%	Staffing 360 Solutions, Inc.
Lighthouse Placement Services, Inc.	N/A	N/A	Uncertificated	100%	Staffing 360 Solutions, Inc.